Exhibit 99.1

TELARIA REPORTS FOURTH QUARTER 2019 FINANCIAL RESULTS

Full year revenue of $68.0 million; driven by CTV revenue of $29.7 million, up 99% year-over-year

NEW YORK, NY - March 10, 2020 - Telaria, Inc. (NYSE:TLRA), the complete software platform that optimizes yield for leading video publishers, today announced financial results for the quarter December 31, 2019.

Fourth Quarter 2019 Highlights:

•	Revenue of $19.6 million
•	CTV revenue of $10.1 million
•	Loss from continuing operations, net of income taxes $(0.4) million
•	Adjusted EBITDA(1) of $2.7 million

Full Year 2019 Highlights:

•	Revenue of $68.0 million
•	CTV revenue of $29.7 million
•	Loss from continuing operations, net of income taxes $(9.0) million
•	Adjusted EBITDA(1) of $1.0 million
•	Merger with Rubicon Project on track to close in early April 2020

(1)	Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion in the section called “Non-GAAP Financial Measures” and the reconciliation included at the end of this press release.

Q1 2020 Outlook

Based on information available as of March 10, 2020, the Company expects Q1 2020 revenue of $15.0 - $16.0 million, with CTV revenue expected to represent the majority of revenue at $8.5-$9.5 million, implying a year-over-year increase in CTV revenue of 63%-82%.

"Our CTV business continues to drive our results, growing nearly 100% year-over-year, outperforming our expectations for the fourth quarter and the full year. As we look ahead, the market tailwinds powering CTV show no signs of abating and our platform is extremely well positioned to capitalize on these trends and capture market share,” said Mark Zagorski, Telaria CEO. “Additionally, our integration planning activities for our merger with The Rubicon Project are proceeding well. Clients, partners and employees are excited about aligning capabilities to become the world's largest independent omnichannel sell-side advertising platform.”

Fourth Quarter and Full-Year Results Summary (unaudited)

(in millions, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2019	December 31, 2018	% Change	December 31, 2019	December 31, 2018	% Change
Revenue	$19.6	$19.7	(0.01)%	$68.0	$55.2	23%
Gross profit	$15.3	$16.8	(9)%	$54.4	$48.3	13%
Income (loss) from continuing operations, net of income taxes	$(0.4)	$1.4	NM	$(9.0)	$(9.2)	2%
Adjusted EBITDA	$2.7	$4.0	(33)%	$1.0	$(0.4)	NM

About Telaria

Telaria, Inc. (NYSE:TLRA) powers the future of TV advertising with proprietary, programmatic software that optimizes ad yield for leading video publishers, enabling the most effective advertising experience across desktop, mobile and CTV. Telaria’s clients include the most innovative video content publishers across the globe such as Hulu, SlingTV, Viacom’s PlutoTV, TubiTV, Singtel, and Australia’s Channel Nine and Channel Ten.

Telaria is headquartered in New York City and supports its global client base out of 13 offices worldwide across North America, EMEA, LATAM and APAC.

“Safe Harbor" Statement: This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those set forth in or implied by such forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including statements related to our Q1 2020 outlook and any anticipated benefits arising from the previously announced stock-for-stock merger with The Rubicon Project, Inc. Important factors that could cause actual results or the timing of events to differ materially from those set forth in or implied by any forward-looking statements include, without limitation, risks and uncertainties associated with: the ability to close the merger with Rubicon Project and realize the anticipated benefits of the merger; the company’s continuing development of its business model; unfavorable conditions in the global economy or reductions in digital advertising spend; the company’s ability to effectively innovate and adapt to rapidly changing technology and client needs; increased competition as well as innovations by new and existing competitors; expansion of the programmatic advertising market; the company’s ability to attract new demand partners and maintain relationships with current demand partners; the company’s ability to increase or maintain spend from existing demand partners; growth of ad-supported CTV and the shift in video consumption from linear TV to digital mediums such as CTV; political uncertainty and the ability of the company to attract political advertising; risks of entering new markets in which we have limited or no experience and difficulty adapting our solutions for new markets; the company’s ability to attract sellers of premium video advertising inventory to its platform and secure inventory on terms that are favorable to it; the adoption of programmatic advertising by CTV publishers; the impact of increased transparency in programmatic transactions executed through our platform; the company’s ability to detect fraudulent or malicious activity and ensure a high level of brand safety for its clients; identifying, attracting and retaining qualified personnel; defects, errors or interruptions in the company’s solutions; the company’s ability to collect, use and process data to deliver its solutions; the impact of tools that block the display of video ads; the effect of legal, regulatory developments and industry standards regarding Internet privacy and other matters; maintaining, protecting and enhancing the company’s intellectual property; costs associated with defending intellectual property infringement, securities litigation and other claims, including shareholder litigation relating to the merger with Rubicon Project; future opportunities and plans, including the uncertainty of expected future financial performance and results; as well as other risks and uncertainties detailed from time-to-time under the caption “Risk Factors” and elsewhere in the company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2018, filed with the U.S. Securities and Exchange Commission on March 19, 2019, its Quarterly Report on Form 10-Q for the period ended March 31, 2019 filed with the U.S Securities and Exchange Commission on May 9, 2019, its quarterly Report on Form 10-Q for the period ended June 30, 2019 filed with the U.S Securities and Exchange Commission on August 8, 2019, its Quarterly Report on Form 10-Q for the period ended September 30, 2019, filed with the U.S. Securities and Exchange Commission on November 6, 2019, our Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on February 13, 2020, and future filings by us, including our Annual Report on Form 10-K for the year ended December 31, 2019.

Forward-looking statements are based on current expectations and beliefs and are not guarantees of future performance or events. Investors are cautioned not to place undue reliance on any forward-looking statements. Furthermore, forward-looking statements speak only as of the date on which they are made, and, except as required by law, the Company disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

(1) Non-GAAP Financial Measures: To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company reports Adjusted EBITDA, which is a non-GAAP financial measure. The Company defines Adjusted EBITDA as our income (loss) from continuing operations, net of income taxes, before depreciation and amortization expense, total interest and other income (expense), net and provision for income taxes, and as adjusted to eliminate the impact of non-cash stock-based compensation expense, acquisition related costs, transaction costs, expenses for prior corporate facilities required to be recorded as operating expenses as a result of the adoption of certain accounting standards, mark-to-market expense, executive severance, retention and recruiting costs, expenses for transitional services and other adjustments. We use Adjusted EBITDA for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that the use of Adjusted EBITDA provides useful information about our operating results, enhances the overall understanding of our past financial performance and future prospects, and allows for greater transparency with respect to a key metric that is used by management in its financial and operational decision making. Non-GAAP financial measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

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Investor Relations Contact:

Andrew Posen

Vice President, Head of Investor Relations

212-792-2315

IR@telaria.com

Media Contact:

Lekha Rao

Vice President, Media Relations & Corporate Communications

646-226-0254

lrao@telaria.com

Exhibit A

Telaria, Inc.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$54,164	$47,659
Accounts receivable, net allowance for doubtful accounts of $1,288 and $982 as of December 31, 2019 and December 31, 2018 respectively	157,317	104,387
Prepaid expenses and other current assets	4,605	3,381
Total current assets	216,086	155,427
Long-term assets:
Operating lease right-of-use asset, net of amortization	23,793	—
Property and equipment, net	1,990	2,789
Intangible assets, net	3,548	4,379
Goodwill	9,403	9,478
Other assets	2,030	2,633
Total long-term assets	40,764	19,279
Total assets	$256,850	$174,706

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$168,818	$109,991
Operating lease liability	5,487	—
Deferred rent	—	797
Contingent consideration on acquisition	—	1,500
Other current liabilities	349	886
Total current liabilities	174,654	113,174
Long-term liabilities:
Operating lease liability, net of current portion	24,046	—
Deferred rent	—	5,759
Deferred tax liabilities	1,050	1,153
Other liabilities	323	225
Total liabilities	200,073	120,311
Commitments and contingencies
Stockholders’ equity:
Common stock	4	4
Treasury stock	(31,980)	(31,980)
Additional paid-in capital	304,781	293,154
Accumulated other comprehensive loss	(1,187)	(949)
Accumulated deficit	(214,841)	(205,834)
Total stockholders’ equity	56,777	54,395
Total liabilities and stockholders’ equity	$256,850	$174,706

Telaria, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Revenue	$19,636	$19,656	$68,038	$55,165
Cost of revenue	4,287	2,812	13,625	6,844
Gross profit	15,349	16,844	54,413	48,321

Operating expenses:
Technology and development(1)	2,609	2,881	11,140	9,925
Sales and marketing(1)	5,718	6,646	25,503	25,424
General and administrative(1)	7,996	5,517	29,200	20,187
Restructuring costs	—	—	—	149
Depreciation and amortization	333	507	1,486	3,705
Mark-to-market(2)	—	57	—	57
Total operating expenses	16,656	15,608	67,329	59,447

Income (loss) from continuing operations	(1,307)	1,236	(12,916)	(11,126)

Interest income (expense) and other income (expense), net:
Interest income (expense)	2	(15)	—	(89)
Other income	1,287	58	4,385	1,975
Total interest expense and other income (expense), net	1,289	43	4,385	1,886

Income (loss) from continuing operations before income taxes	(18)	1,279	(8,531)	(9,240)

Provision (benefit) from income taxes	372	(156)	476	(10)

Income (loss) from continuing operations, net of income taxes	(390)	1,435	(9,007)	(9,230)

Loss on sale of discontinued operations, net of income taxes	—	—	—	(136)

Net income (loss)	$(390)	$1,435	$(9,007)	$(9,366)

Net income (loss) per share - basic
Income (loss) from continuing operations, net of income taxes	$(0.01)	$0.03	$(0.20)	$(0.18)
Net income (loss)	$(0.01)	$0.03	$(0.20)	$(0.18)

Net income (loss) per share - diluted
Income (loss) from continuing operations, net of income taxes	$(0.01)	$0.03	$(0.20)	$(0.18)
Net income (loss)	$(0.01)	$0.03	$(0.20)	$(0.18)

Weighted-average number of shares of common stock outstanding:
Basic	46,710,402	50,278,668	45,864,500	51,764,506
Diluted	46,710,402	51,266,321	45,864,500	51,764,506

(1) Stock-based compensation expenses included above:

Telaria, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Stock-based compensation expense:
Technology and development	$174	$122	$818	$492
Sales and marketing	292	415	2,196	1,470
General and administrative	321	514	2,745	1,858
Total in continuing operations	$787	$1,051	$5,759	$3,820

(2) Reflects expense incurred based on the Company’s re-measurement of the estimated fair value of certain earn-out payments that were paid in connection with the acquisition of SlimCut.

Telaria, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Years Ended December 31,
	2019	2018
Cash flows from operating activities
Net loss from continuing operations, net of income taxes	$(9,007)	$(9,230)
Net loss from discontinued operations, net of income taxes	—	(136)
Adjustments required to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	1,486	3,705
Amortization of acquired technology	190	—
Bad debt expense	27	190
Amortization of right-of-use asset	4,035	—
Deferred tax benefit (liability)	6	(4)
Loss on disposal of property and equipment	145	21
Stock based compensation expense	5,759	3,820
Net change in operating assets and liabilities:
Increase in accounts receivable	(53,616)	(43,283)
Increase in prepaid expenses, other current assets and other long-term assets	(2,087)	(1,781)
Increase in accounts payable and accrued expenses	59,407	48,779
Increase in other current liabilities	710	322
Decrease in operating lease liability	(4,788)	—
Increase in deferred rent and security deposits payable	7	488
Decrease in deferred income	—	(619)
Increase (decrease) in other liabilities	100	(512)
Net cash provided by operating activities	2,374	1,760

Cash flows from investing activities:
Purchase of property and equipment	(253)	(2,740)
Purchase of patents not subject to amortization	(41)	—
Acquisition, net of cash acquired	—	(4,771)
Net cash used in investing activities	(294)	(7,511)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock purchase plan	511	523
Decrease in contingent consideration on acquisition	(1,500)	—
Proceeds from the exercise of stock option awards	6,749	1,845
Treasury stock — repurchase of stock	—	(23,537)
Tax withholdings related to net share settlements of restricted stock units	(1,391)	(1,312)
Net cash provided by (used in) financing activities	4,369	(22,481)

Net increase (decrease) in cash and cash equivalents	6,449	(28,232)

Effect of exchange rate changes in cash and cash equivalents	56	(429)

Cash, cash equivalents at beginning of year	47,659	76,320
Cash, cash equivalents at end of year	$54,164	$47,659

Exhibit B

Telaria, Inc.

Reconciliation of Net Loss from Continuing Operations to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
Income (loss) from continuing operations, net of income taxes	$(390)	$1,435	$(9,007)	$(9,230)
Adjustments:
Depreciation and amortization expense	379	507	1,676	3,705
Total interest and other income (expense), net(1)	(1,290)	(43)	(4,385)	(1,886)
Provision (benefit) for income taxes	373	(156)	476	(10)
Stock-based compensation expense	787	1,051	5,759	3,820
Acquisition-related costs(2)	—	81	—	483
Transaction costs(3)	1,715	—	1,715	—
Expenses for prior corporate facilities(4)	1,082	—	4,212	—
Mark-to market expense(5)	—	57	—	57
Executive severance, retention and recruiting costs(6)	84	616	557	839
Expenses for transitional services(7)	—	—	—	697
Other adjustments(8)	—	453	—	1,165
Total net adjustments	3,130	2,566	10,010	8,870
Adjusted EBITDA	$2,740	$4,001	$1,003	$(360)

(1) For the three months and year ended December 31 2019, includes other income (expense), net and only sublease income (not sublease expense) for our former office locations due to the adoption of ASC 842. During three months and year ended December 31, 2018, includes other income (expense), net and sublease income and sublease expense. In addition for the year ended December 31, 2018, includes income received from the transfer of rights in the name "Tremor Video".

(2) For the three months and year ended December 31, 2018, reflects acquisition-related costs incurred in connection with our acquisition of SlimCut Media ("SlimCut") in June 2018.

(3) For the three months and year ended December 31, 2019, reflects the transaction costs incurred as a result of the merger with The Rubicon Project that is expected to close in April 2020.

(4) For the three months and year ended December 31, 2019, reflects lease costs for prior corporate facilities, previously recorded in interest and other income (expenses), which are now required to be recorded in operating expenses as a result of the adoption of ASC 842.

(5) For the three months and year ended December 31, 2018, reflects expense incurred based on the re-measurement of the estimated fair value of earn-out payments paid in connection with the acquisition of SlimCut.

(6) Reflects certain executive severance, recruiting and retention costs.

(7) Reflects costs incurred providing transitional services following the sale of our buyer platform.

(8) For the three months and year ended December 31, 2018, includes rent expense for our current corporate headquarters during the period of time in which such space was unoccupied as well as expenses relating to the reversal of certain capitalized professional fees.